Exhibit 99.1

July 6, 2021	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Second Quarter 2021
Conference Call and Webcast Scheduled

TULSA, Okla. – July 6, 2021 – ONE Gas, Inc. (NYSE: OGS) will release its second quarter 2021 earnings after the market closes on Monday, August 2, 2021.

The ONE Gas executive management team will participate in a conference call the following day, Tuesday, August 3, 2021, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).

The call also will be carried live on the ONE Gas website.

Event:	ONE Gas second quarter 2021 earnings conference call and webcast
Date and Time:	August 3, 2021 11 a.m. Eastern, 10 a.m. Central
Phone Number:	Dial 800-458-4121, pass code 5310073
Webcast Access:	www.onegas.com/investors and select Events and Presentations

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5310073.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.2 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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